UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2025

IGC PHARMA, INC.

(Exact name of registrant as specified in charter)

Maryland	001-32830	20-2760393
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10024 Falls Road, Potomac, Maryland 20859

(Address of principal executive offices) (Zip Code)

(301) 983-0998

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.0001 par value	IGC	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐.

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On September 29, 2025, Holi Hemp LLC, dba HH Processors, a Maryland limited liability company (the “Seller”), and wholly owned subsidiary of IGC Pharma, Inc. (the “Company”), entered into a Sale of Assets and Manufacturing Agreement (the “Sale Agreement”), whereby Wellness Essentials Northwest Inc., a Washington corporation (“Buyer”) agreed to purchase equipment, inventory, and the ready-to-move facility of Seller and assumed the operational responsibilities for employees, utilities, lease obligations and other operating expenses, subject to the satisfaction of certain closing conditions. The parties agreed on a fair value of approximately $2.7 million for the transaction, which may be adjusted based on completion of the auditor’s valuation review.

The Buyer agreed to provide the Seller with certain preferential supply rights as set forth in the Sale Agreement. In the event that Buyer sells, transfers, or otherwise disposes of the operating business to a third party within a five-year period from the date of the Sale Agreement, Seller shall be entitled to receive 10% of the net proceeds received from Buyer in such sale. The obligations of the parties under the Agreement are subject to customary closing conditions, including receipt of internal corporate approvals and completion of the auditor’s valuation review.

The foregoing description of the Sale Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the Sale Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d)

Exhibit No.	Description

10.1	Sale of Assets and Manufacturing Agreement, dated September 29, 2025, by and between Holi Hemp LLC and Wellness Northwest Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

The exhibits listed in the following Exhibit Index are filed as part of this current report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IGC PHARMA, INC.

Dated: October 1, 2025	By:	/s/ Claudia Grimaldi
		Name:	Claudia Grimaldi
		Title:	Principal Financial Officer and Vice President

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